UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12
Collegiate Pacific Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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COLLEGIATE
   PACIFIC
PROFESSIONAL SPORTS EQUIPMENT SINCE 1969
               January 26, 2006
Dear Stockholders:
     You are invited to attend the fiscal 2006 annual meeting of stockholders of Collegiate Pacific Inc., which will be held at the Big Horn Country Club located at 255 Palowet Drive, Palm Desert, California 92260, on Monday, February 27, 2006, at 9:00 a.m., Pacific Standard Time.
     At this year’s stockholders meeting, you will be asked to elect 5 directors and to ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm for Collegiate Pacific. The Board of Directors unanimously recommends a vote FOR each of these proposals.
     It is important that your shares be represented and voted at the annual meeting regardless of the size of your holdings. Whether or not you plan to attend the annual meeting, please complete, sign, date and return the accompanying proxy card in the enclosed envelope in order to make certain that your shares will be represented at the annual meeting.
     I look forward to greeting those of you who will be able to attend the annual meeting.

Sincerely,

Michael J. Blumenfeld
Chairman of the Board and
Chief Executive Officer

COLLEGIATE
  PACIFIC
PROFESSIONAL SPORTS EQUIPMENT SINCE 1969

Notice of Annual Meeting of Stockholders
To be held February 27, 2006

To the Stockholders:
     The fiscal 2006 annual meeting of stockholders of Collegiate Pacific Inc., a Delaware corporation (the “Company” or “Collegiate Pacific”), will be held at the Big Horn Country Club located at 255 Palowet Drive, Palm Desert, California 92260, on Monday, February 27, 2006, at 9:00 a.m., Pacific Standard Time, for the following purposes:
     1.  To elect 5 directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified;
     2.  To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm for the Company for the 2006 fiscal year ending June 30, 2006; and
     3.  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
     Only stockholders of record of Collegiate Pacific’s common stock as of the close of business on January 23, 2006, are entitled to notice of, and to vote at, the annual meeting. You may examine a list of stockholders of record as of the close of business on January 23, 2006, for any purpose related to the meeting during the 10-day period preceding the date of the meeting at Collegiate Pacific’s corporate offices.
     Only stockholders of record and persons holding proxies from stockholders may attend the annual meeting. If your shares are registered in your name, you should bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares. Cameras, recording devices, and other electronic devices will not be permitted at the annual meeting.

By Order of the Board of Directors,

William R. Estill
Chief Financial Officer and Secretary

Dallas, Texas January 26, 2006
IMPORTANT
     Your vote is important. Whether or not you expect to attend the meeting in person, we encourage you to sign, date and return the enclosed proxy card at your earliest convenience in the postage-paid envelope provided.

PROXY STATEMENT
ITEM 1
ITEM 2

COLLEGIATE PACIFIC INC.
13950 Senlac Drive, Suite 100
Dallas, Texas 75234

PROXY STATEMENT
for
ANNUAL MEETING
to be held on
February 27, 2006

     This Proxy Statement (first mailed on or about January 27, 2006) is being furnished to holders of common stock in connection with the solicitation of proxies by the Board of Directors of Collegiate Pacific Inc. (the “Company” or “Collegiate Pacific”) for use at the fiscal 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held for the purposes described in this Proxy Statement. Each copy of this Proxy Statement mailed to holders of common stock is accompanied by a form of proxy for use at the Annual Meeting.
     At the Annual Meeting, Collegiate Pacific stockholders will be asked:
     1.  To elect 5 members of the Collegiate Pacific Board, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified;
     2.  To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm for the Company for the 2006 fiscal year ending June 30, 2006; and
     3.  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
Date, Time and Place of Meeting
     The Annual Meeting will be held on Monday, February 27, 2006, at 9:00 a.m., local time, at the Big Horn Country Club located at 255 Palowet Drive, Palm Desert, California 92260.
Record Date; Shares Outstanding and Entitled to Vote
     Only holders of record of common stock at the close of business on January 23, 2006 (the “Record Date”) are entitled to notice of, and will be entitled to vote at, the Annual Meeting. Each share of common stock entitles the holder to cast one vote per share on each matter. At the close of business on the Record Date, there were 10,196,393 shares of common stock outstanding and entitled to vote.
Voting and Revocation of Proxies
     The proxy conferred by the proxy card accompanying this Proxy Statement is solicited on behalf of the Board of Directors of Collegiate Pacific for use at the Annual Meeting. Stockholders of record may vote their shares by submitting a proxy by mail. Simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided. You can also vote your shares electronically through the Internet or on the telephone by following the instructions on the accompanying proxy card, or by appearing at the Annual Meeting and voting your shares in person at the Annual Meeting.

     All proxies properly submitted, and that are not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no instructions are provided, such proxies will be voted FOR each of the proposals described in this Proxy Statement.
     A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (1) delivering to Continental Stock Transfer and Trust Company a written notice, bearing a date later than the proxy, stating that the proxy is revoked, (2) submitting a later-dated proxy relating to the same shares by mail prior to the vote at the Annual Meeting, or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). You should send any written notice or new proxy card to Collegiate Pacific Inc. c/o Continental Stock Transfer and Trust Company at the following address: 17 Battery Place, 8th Floor, New York, New York 10004. You may request a new proxy card by calling our transfer agent, Continental Stock Transfer and Trust Company at 1-800-509-5586 (toll-free).
     If you hold your shares through a bank or broker, follow the voting instructions on the form you receive from your bank or broker.
     Your vote is important. We encourage you to submit your proxy by either signing and returning the accompanying proxy card, voting on the Internet or on the telephone, whether or not you plan to attend the Annual Meeting.
     The Board of Directors of Collegiate Pacific does not presently intend to bring any business before the Annual Meeting other than the proposals discussed in this Proxy Statement and specified in the Notice of the Annual Meeting. So far as is known to the Collegiate Pacific Board, no other matters are to be brought before the Annual Meeting. If any other business properly comes before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted on such matters in accordance with the judgment of the persons voting such proxies.
Vote Required
     Election of the 5 director nominees to be elected at the Annual Meeting requires the affirmative vote of a plurality of the total number of votes cast by the holders of the shares of common stock voting at the Annual Meeting. In other words, the 5 nominees will be elected if they receive more affirmative votes than any other nominees.
     Ratification of the independent registered public accounting firm for the Company requires the affirmative vote of the holders of a majority of the common stock present in person or represented by proxy at the Annual Meeting and voting on this proposal.
Quorum; Broker Non-Votes
     The presence, either in person or by proxy, of the holders of Collegiate Pacific common stock representing a majority of all common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Shares of Collegiate Pacific common stock represented by a properly executed proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Abstentions and broker non-votes, although counted for purposes of determining whether there is a quorum at the Annual Meeting, will not be voted. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote the shares on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.
     If a quorum is not obtained, it is expected that the Annual Meeting will be postponed or adjourned in order to permit additional time for soliciting and obtaining additional proxies or votes, and at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that theretofore have been effectively revoked or withdrawn.
Solicitation of Proxies and Expenses
     Collegiate Pacific will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of Collegiate Pacific may solicit proxies from stockholders by telephone, letter, facsimile or in person. Following the original mailing of the proxies and other soliciting materials, Collegiate Pacific will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and to request authority for the exercise of proxies. In such cases, Collegiate Pacific, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

ITEM 1
Election of Directors and Management Information
          At the upcoming Annual Meeting, a board of 5 directors will be elected to hold office until the next Annual Meeting of stockholders or until their successors are elected and qualified. The Board of Collegiate Pacific has nominated Michael J. Blumenfeld, Adam Blumenfeld, Jeff Davidowitz, William H. Watkins, Jr., and Robert W. Hampton. All of the Board’s nominees are incumbent directors of the Company.
          The Board has no reason to believe that any nominee would be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the Board either will select a substitute nominee or will reduce the size of the Board. If you have submitted a proxy to vote for the directors nominated by the Board and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee.
Information Concerning Nominees
          Set forth below is biographical and other information about the persons who will make up the Board following the annual meeting, assuming election of the nominees:

Michael J. Blumenfeld Age: 59 Director since February 1998 No Board Committees	Mr. Blumenfeld has served as the Company’s Chairman of the Board and Chief Executive Officer since February 1998. Mr. Blumenfeld served as President of the Company from February 1998 to January 2000. From July 1997 until February 1998, Mr. Blumenfeld served as President and Chief Executive Officer of Collegiate Pacific, Inc., a Texas corporation, that sold all of its assets to the Company in February 1998. From 1992 until November 1996, Mr. Blumenfeld served as Chairman of the Board and Chief Executive Officer of Sport Supply Group, Inc., a company engaged in the direct mail marketing of sports related equipment. Mr. Blumenfeld is Adam Blumenfeld’s father.

Adam Blumenfeld Age: 35 Director since January 2000 No Board Committees	Mr. Blumenfeld is the Company’s President and has served in that capacity since joining the Company in January 2000. From January 1998 through December 1999, Mr. Blumenfeld was Vice President of Sales and Marketing of Sport Supply Group, Inc., a company engaged in the direct mail marketing of sports related equipment. Mr. Blumenfeld’s other positions with Sport Supply Group included Vice President of Youth Sales from January 1995 to January 1998, and Director of Youth Sales from August 1993 to December 1994. Mr. Blumenfeld is Michael Blumenfeld’s son.

Jeff Davidowitz Age: 49 Director since June 1998 Board Committees: Audit, Compensation and Nominating	Mr. Davidowitz is the President of Penn Footwear, a private investment company and has served in that capacity since 1991.

William H. Watkins, Jr. Age: 64 Director since February 1998 Board Committees: Audit, Compensation and Nominating	Mr. Watkins is a partner in the public accounting firm of Watkins Uiberall, PLLC, CPAs and has served in that capacity since 1971. Since 1994, Mr. Watkins has also served as a member of the University of Tennessee Board of Regents and since 2004 as the Chairman of the Board of Regent’s Audit Committee. From July 2001 to June 2005, he served as Chairman of the Board of Regent’s Finance and Administration Committee. From July 2003 to June 2005, he has also served as the Chairman of the Board of BKR International’s Americas region. The Company’s Board has previously determined that Mr. Watkins is an “audit committee financial expert,” as such term is defined in Item 401(e)(ii) of Regulation S-B promulgated under the Securities Exchange Act of 1934, as amended and is independent, as defined in Section 121(A) of the AMEX’s listing standards.

Robert W. Hampton Age: 58 Director since March 2001 Board Committees: Audit, Compensation and Nominating	Mr. Hampton is Chief Executive Officer of Jones MediaAmerica, Inc., President of Jones Radio Networks, Inc., and Group Vice-President of Jones International, Ltd. Since 1985, Mr. Hampton has held various executive positions at Jones International, Ltd., a holding company whose subsidiaries have conducted business in several areas including cable television, radio, advertising sales representation, education and software development. Prior to joining Jones International, Ltd., Mr. Hampton held various management positions at Xerox Corporation.
Information Concerning Executive Officers
Background information about the Company’s executive officers who are not directors is set forth below:

Arthur J. Coerver Age: 62	Mr. Coerver is the Company’s Chief Operating Officer and has served in that capacity since joining the Company in February 1998. From 1991 through 1997, Mr. Coerver was Vice President of Sales and Marketing of Sport Supply Group, Inc., a company engaged in the direct mail marketing of sports related equipment.

Harvey Rothenberg Age: 63	Mr. Rothenberg has served as the Company’s Vice President of Marketing and served in that capacity since February 1998. From 1977 to 1998, Mr. Rothenberg served as Vice President of Sales for Sports Supply

Group, Inc., a company engaged in the direct mail marketing of sports related equipment.

William R. Estill Age: 56	Mr. Estill has served as the Company’s Chief Financial Officer, Treasurer and Secretary since July 1999. From December 1997 to February 1999, Mr. Estill served as Vice President of Finance for FWT, Inc., a manufacturer of telecommunications structures.

Chadd H. Edlein Age: 34	Mr. Edlein has served as the Company’s Vice President Corporate Development since July 1997.

Tevis Martin Age: 49	Mr. Martin is the Company’s Executive Vice President, U.S. Operations and has served in that capacity since July 1, 2005. From December 2004 to June 2005, Mr. Martin served as the Company’s Director, U.S. Operations. From 2000 to 2004, Mr. Martin served as a Senior Vice President of Telogy, Inc.

Kurt Hagan Age: 37	Mr. Hagan is the Company’s Executive Vice President, Sales and Marketing and has served in that capacity since January 1, 2006. From October 2004 to December 2005, Mr. Hagan served as the President and Founder of Grill Pod, L.P. From 1992 to 2004, Mr. Hagan served as Vice President Sales/Private Label of Fossil, Inc.

Board Committees
          The Board maintains three standing committees: Audit, Compensation and Nominating.
          Audit Committee. The Audit Committee of the Board of Directors currently consists of, and for the full fiscal year 2005 consisted of, Messrs. Davidowitz, Hampton and Watkins, each of whom satisfies the independence requirements under the current standards imposed by the rules of the SEC and AMEX’s listing standards. The Board had previously determined that Mr. Watkins is an “audit committee financial expert,” as such term is defined in Item 401(e) of Regulation S-B promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is independent, as defined in Section 121(A) of the AMEX’s listing standards.
          The Audit Committee functions pursuant to a written charter adopted by the Board of Directors, pursuant to which it has been granted the responsibilities and authority necessary to comply with Rule 10A-3 of the Exchange Act. You can find a copy of the Audit Committee’s charter on the Company’s website, http://www.cpacsports.com. The Audit Committee is appointed by the Board to assist the Board with a variety of matters described in the charter, which include monitoring (1) the integrity of the financial statements of the Company, (2) the independent registered public accountants’ qualifications and independence, (3) the performance of the Company’s independent registered public accountants, and (4) the compliance by the Company with legal and regulatory requirements. Mr. Watkins is the Chairman of the Audit Committee. The Audit Committee met five times during fiscal 2005. The formal report of the Audit Committee with respect to fiscal 2005 is set forth under the heading “Audit Committee Report” below.
          Compensation Committee. The Compensation Committee of the Board of Directors currently consists of, and for the full fiscal year 2005 consisted of, Messrs. Davidowitz, Hampton and Watkins, each of whom satisfies the independence requirements under the current standards imposed by the rules of the SEC and AMEX’s listing standards. Mr. Hampton is the Chairman of the Compensation Committee. The Compensation Committee is responsible for determining compensation arrangements for all officers, administering our compensation plans, and making recommendations to the Board concerning compensation for our directors. You can find a copy of the Compensation Committee’s charter on the Company’s website, http://www.cpacsports.com. The formal report of the Compensation Committee with respect to fiscal 2005 is set forth under the heading “Compensation Committee Report” below.
          Nominating Committee. The Nominating Committee of the Board of Directors currently consists of, and for the full fiscal year 2005 consisted of, Messrs. Davidowitz, Hampton and Watkins, each of whom satisfies the independence requirements under the current standards imposed by the rules of the SEC and AMEX’s listing standards. The primary responsibilities of the Nominating Committee are to (a) determine the slate of director nominees for election to the Company’s Board of Directors and (b) identify and recommend candidates to fill vacancies occurring between annual stockholder meetings. Mr. Davidowitz is the Chairman of the Nominating Committee. The specific responsibilities and functions of the Nominating Committee are delineated in the Nominating Committee Charter. You can find a copy of the Nominating Committee’s charter on the Company’s website, http://www.cpacsports.com.
          The Nominating Committee does not have specific requirements for eligibility to serve as a director of the Company. However, in evaluating candidates, regardless of how recommended, the Nominating Committee considers whether the professional and personal ethics and values of the candidate are consistent with those of the Company, whether the candidate’s experiences and expertise would be beneficial to the Board in rendering his or her service to the Company, whether the candidate is willing and able to devote the necessary time and energy to the work of the Board and whether the candidate is prepared and qualified to represent the best interests of the Company’s stockholders.
          The Nominating Committee does not have a formal policy regarding the consideration of director nominees recommended by stockholders, as historically the Company has not received such recommendations. However, the Nominating Committee would consider such recommendations if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to Collegiate Pacific Inc., 13950 Senlac Drive, Suite 100, Dallas, Texas 75234, Attention: Corporate Secretary. The envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder, provide a brief summary of the candidate’s qualifications and history and must be accompanied by evidence of the sender’s stock ownership. Any director recommendations will be reviewed by the Corporate Secretary and, if deemed appropriate, forwarded to the Chairman of the Nominating Committee for further review. If the Nominating Committee believes that the candidate fits the profile of a director described above, the recommendation will be shared with the entire Board.
Meetings and Attendance
          During fiscal 2005, the full Board held nine meetings, the Audit Committee met five times, the Compensation Committee met five times and the Nominating Committee met once. All directors attended at least 75% of the meetings of the full Board and the meetings of the committees on which they served. Directors are not required to attend annual meetings of the Company’s stockholders. Five members of the Board of Directors attended the Company’s fiscal 2005 annual meeting of stockholders.
Communications with the Board
          Stockholders who wish to communicate with the Board of Directors or a particular director may send such communication to Collegiate Pacific Inc., 13950 Senlac Drive, Suite 100, Dallas, Texas 75234, Attention: Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” Any such letter must identify the author as a stockholder and must clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will then review such correspondence and forward it to the Board, or to the specified director, if appropriate.
Director Compensation
          During fiscal 2005, each director of Collegiate Pacific who is not an employee of Collegiate Pacific or any of its subsidiaries received an annual retainer of $7,500 and 7,500 options at an exercise price equal to the prevailing market price of the Company’s common stock on the date of grant. Collegiate Pacific reimburses directors for the reasonable expenses associated with attending Board and Board committee meetings.
          For fiscal 2006, each director of Collegiate Pacific who is not an employee of Collegiate Pacific or any of its subsidiaries will receive an annual retainer of $15,000 and $500 for each meeting of the full Board of Directors and any meetings of the committees on which a director serves. In addition, the chairman of the Audit Committee will receive an annual retainer of $4,000 and the chairman of each other committee of the Board of Directors will receive an annual retainer of $2,000. Collegiate Pacific will continue to reimburse directors for the reasonable expenses associated with attending Board and Board committee meetings.
Code of Ethics
          The Board of Directors adopted a Code of Ethics on September 22, 2003, that applies to all of the Company’s officers, directors and employees. You can find a copy of the Company’s Code of Ethics on the Company’s website, http://www.cpacsports.com.
Security Ownership of Certain Beneficial Owners and Management
          The following table presents, as of January 20, 2006, information relating to the beneficial ownership of Collegiate Pacific common stock by (1) each person known to Collegiate Pacific to own beneficially more than 5% of the outstanding shares of Collegiate Pacific common stock, (2) each director nominee of Collegiate Pacific, (3) each of the Chief Executive Officer and the four other most highly compensated executive officers of Collegiate Pacific who served in such capacities as of June 30, 2005, and (4) all executive officers and directors of Collegiate Pacific as a group.
          Unless otherwise indicated, beneficial owners listed here may be contacted at Collegiate Pacific’s corporate headquarters at 13950 Senlac Drive, Suite 100, Dallas, Texas 75234. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be the beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest. For each listed person, the number of shares of common stock and percent of class listed includes shares of common stock that may be acquired by such person upon the exercise of stock options that are or will be exercisable within 60 days of January 20, 2006.

						Total as a
			Options			Percentage of
	Number of		Exercisable		Total	Shares
	Shares		Within 60		Beneficial	Outstanding
Beneficial Owner	Owned		Days		Ownership	(if 1% or more)[a]
Wellington Management Company, LLP 75 State Street Boston, MA 02109	1,380,607	[b]	—		1,380,607	13.5%

Ashford Capital Management, Inc. P.O. Box 4172 Wilmington, Delaware 19807	869,800	[c]	—		869,800	8.5%

Highbridge Strategic Opportunities LP The Cayman Corporate Centre, 4th Floor 27 Hospital Road Georgetown, Grand Cayman Cayman Islands, British West Indies	736,600	[d]	—		736,600	7.2%

Trafelet & Company, LLC 900 Third Avenue, 5th Floor New York, NY 10022	650,000	[e]	—		650,000	6.4%

Morgan Stanley 1585 Broadway New York, NY 10036	631,174	[f]	—		631,174	6.2%

Michael J. Blumenfeld	1,539,186		130,000		1,669,186	16.2%
Adam Blumenfeld	242,100		115,000		357,100	3.5%
Jeff Davidowitz	140,302	[g]	18,500		158,802	1.6%
Tevis Martin	1,000		125,000		126,000	1.2%
Arthur J. Coerver	72,790	[h]	43,000		115,790	1.1%
William H. Watkins, Jr.	43,403	[i]	18,500		61,903	*
Harvey Rothenberg	17,117	[j]	48,000	[j]	65,117	*
Robert W. Hampton	—		15,000		15,000	*
William R. Estill	2,458		50,000		52,458	*
Chadd Edlein	14,000		41,500		55,500	*

Directors and executive officers as a group (10 persons)	2,072,356		604,500		2,676,856	24.8%

*	—	The percentage of shares beneficially owned does not exceed 1%.

a	—	Based on the number of shares outstanding (10,196,393) at the close of business on January 23, 2006.

b	—	Based on information filed on a Schedule 13G with the SEC on December 12, 2005.

c	—	Based on information filed on a Schedule 13G/A with the SEC on February 24, 2005.

d	—	Based on information filed on a Schedule 13G with the SEC on July 15, 2005.

e	—	Based on information filed on a Schedule 13G with the SEC on January 13, 2005.

f	—	Based on information filed on a Schedule 13G with the SEC on February 15, 2005.

g	—	Includes (i) 34,751 shares held by Penn Footwear Retirement Trust of which Mr. Davidowitz is a trustee, (ii) 67,551 shares held by JIBS Equities LP of which Mr. Davidowitz is a general partner, (iii) 9,000 shares held by Penn Footwear, Inc. of which Mr. Davidowitz is President and a stockholder, (iv) 4,000 shares held by Oldfield Company of which Mr. Davidowitz is President and a stockholder, (v) 10,000 shares held by DVD Partners LP of which Mr. Davidowitz is a general partner, and (vi) 10,000 shares held by 3D Partners LP of which Mr. Davidowitz is general partner.

h	—	Includes (i) 6,700 shares held in trust for the benefit of Mr. Coerver and (ii) 1,212 shares held by Mr. Coerver’s spouse.

i	—	Includes 30,303 shares held in trust for the benefit of Mr. Watkins.

j	—	Includes (i) 1,687 shares held in trust for the benefit of Mr. Rothenberg’s minor child, (ii) 3,430 shares held in trust for the benefit of Mr. Rothenberg and (iii) 4,000 shares issuable upon exercise of employee stock options held by Mr. Rothenberg’s spouse.

Equity Compensation Plan Information
     The following table summarizes information, as of January 20, 2006, relating to equity compensation plans of the Company pursuant to which grants of options to acquire shares may be granted from time to time.

Number of Securities
Remaining Available for
	Number of Securities to be		Future Issuance under
	Issued upon Exercise of	Weighted-Average Exercise	Equity Compensation Plans
	Outstanding Options,	Price of Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
	(a)	(b)	(c)

Equity Compensation Plans Approved by Security Holders [a]	1,159,100	$8.57	5,300

Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	1,159,100	$8.57	5,300

a	—	This plan is the Company’s Amended and Restated 1998 Stock Option Plan.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock and other equity securities of the Company with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to the Company, and/or written representations that no additional forms were required, the Company believes that its officers, directors and greater than 10% beneficial owners complied with these filing requirements in fiscal 2005.

ITEM 2
Ratification of Appointment of Independent Registered Public Accounting Firm
     Subject to stockholder ratification, the Audit Committee of the Board has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006, and until their successors are elected.
     A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.
     The Board considers Grant Thornton LLP to be well qualified and recommends that the stockholders vote FOR ratification of their appointment as the independent registered public accounting firm for the Company for fiscal 2006.

Executive Compensation
General
     This section sets forth certain information pertaining to compensation of the Chief Executive Officer and the Company’s four most highly compensated executive officers during the fiscal year ended June 30, 2005 other than the Chief Executive Officer and one highly compensated executive officer that would have been included as one of the four most highly compensated executive officers during fiscal 2005 had that person been serving as an executive officer of the Company as of June 30, 2005 (the “Named Executive Officers”).
     The following table presents information concerning total compensation earned by the Named Executive Officers for services rendered to Collegiate Pacific during each of the last three fiscal years. The information presented below represents all compensation earned by the Named Executive Officers for all services performed for Collegiate Pacific.
Summary Compensation Table

					Long-Term
		Annual Compensation			Compensation
	Fiscal				Stock Options
Name and Principal Positions	Year	Salary ($)		Bonus($)	(#)
Michael J. Blumenfeld	2005	205,425		—	—
Chairman of the Board and	2004	172,000		5,590	—
Chief Executive Officer	2003	172,000		—	25,000

Adam Blumenfeld	2005	205,113		—	—
President	2004	162,000		5,265	20,000
	2003	162,000		—	50,000

Harvey Rothenberg	2005	127,305		7,500	—
Vice President, Marketing	2004	125,000		3,998	8,000
	2003	125,000		—	25,000

Arthur J. Coerver	2005	140,760		7,500	—
Chief Operating Officer	2004	136,000		4,420	8,000
	2003	136,000		—	25,000

William Estill	2005	186,083		—	—
Chief Financial Officer and	2004	160,000		5,125	10,000
Secretary	2003	160,500		—	40,000

Tevis Martin	2005	87,500	*	—	125,000
Executive Vice President, U.S.	2004	—		—	—
Operations	2003	—		—	—

*	—	Mr. Martin became the Executive Vice President, U.S. Operations of the Company on July 1, 2005.

Stock Options
     The table below presents information concerning the stock option awards that were made to the Named Executive Officers during fiscal 2005.
Option Grants in Fiscal 2005

Percentage of Total
	Number of Shares	Options Granted to
	Underlying	Employees in	Exercise Price
Name	Options Granted	Fiscal Year	Per Share	Expiration Date

Michael J. Blumenfeld	—	—	—	—

Adam Blumenfeld	—	—	—	—

Harvey Rothenberg	—	—	—	—

Arthur J. Coerver	—	—	—	—

William Estill	—	—	—	—

Tevis Martin	100,000	24.1%	14.34	12/01/14
	25,000	6.0%	13.30	12/08/14
     The table below presents information concerning the exercise of stock options by the Named Executive Officers during fiscal 2005, and the fiscal year-end value of all unexercised options held by the Named Executive Officers.
Aggregated Option Exercises in Fiscal 2005 and Fiscal Year-End Option Values

			Number of Shares			Value of Unexercised
	Acquired	Value	Underlying Unexercised			In-the Money Options
	On	Realized	Options at Fiscal Year-End (#)			At Fiscal Year-End($)(b)
Name	Exercise (#)	($)(a)	Exercisable		Unexercisable	Exercisable	Unexercisable

Michael J. Blumenfeld	—	$—	130,000		0	$679,000	$0

Adam Blumenfeld	—	—	115,000		0	501,050	0

Harvey Rothenberg	20,000	98,078	48,000	[c]	0	193,670	0

Arthur J. Coerver	—	—	43,000		0	137,045	0

William Estill	—	—	50,000		0	176,300	0

Tevis Martin	—	—	125,000		0	0	0

a	—	Represents the difference between the exercise price of the options and the closing price of the common stock on the date of exercise.

b	—	Represents the difference between $10.30, the closing price of the common stock on June 30, 2005, and the exercise price of the options.

c	—	Includes 6,000 shares issuable upon exercise of employee stock options held by Mr. Rothenberg’s spouse.
Audit Committee Report
     The Audit Committee currently consists of three independent directors and operates under a written charter, which has been adopted by the Board of Directors. The Audit Committee reviews and reassesses the adequacy of the charter on an annual basis. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to the Board of Directors with the monitoring of (1) the integrity of the financial statements of the Company, (2) the independent registered public accounting firm’s qualifications and independence, (3) the performance of the Company’s independent registered public accounting firm and (4) the compliance by the Company with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent registered public accounting firm.
     In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended June 30, 2005, with the Company’s management and Grant Thornton LLP (“Grant Thornton”), our independent registered public accounting firm.
     The Audit Committee has discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” In addition, the Committee has received the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and has discussed with Grant Thornton its independence from the Company and its management.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company for the fiscal year ended June 30, 2005, be included in our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005, for filing with the SEC.
     Members of the Audit Committee:
Jeff Davidowitz
Robert W. Hampton
William H. Watkins, Jr., Chairman
Audit Fees
     Audit fees billed by Grant Thornton for the audit of the Company’s annual financial statements included in the Company’s annual report on Form 10-KSB for the fiscal years ended June 30, 2005, and June 30, 2004, and Grant Thornton’s review of the Company’s interim financial statements included in the Company’s Quarterly Reports on Form 10-QSB during the fiscal years ended June 30, 2005, and June 30, 2004, totaled approximately $115 thousand for fiscal 2005 and $100 thousand for fiscal 2004.

Audit Related Fees
     The aggregate fees billed by Grant Thornton for assurance and related services that were reasonably related to the performance of the audit or review of Collegiate Pacific’s financial statements and that were not included under the heading “Audit Fees” above totaled approximately $146 thousand for fiscal 2005 and $148 thousand for fiscal 2004. The audit related fees incurred by the Company in fiscal 2005 were for the pre-acquisition audits of the financial statements of Dixie. The audit related fees incurred by the Company in fiscal 2004 were for the pre-acquisition audits of the financial statements of Tomark and Kesslers.
Tax Fees
     The aggregate fees billed by Grant Thornton for professional services rendered for tax compliance, tax advice, and tax planning were approximately $83 thousand for fiscal 2005 and $15 thousand for fiscal 2004 and consisted primarily of preparing the Company’s federal and state income tax returns for such periods.
All Other Fees
     Grant Thornton did not bill for any products or services other than the services reported under the headings “Audit Fees”, “Audit Related Fees” and “Tax Fees” above for fiscal 2005 and fiscal 2004.
Audit Committee Pre-Approval Policies
     During fiscal 2004, the Audit Committee adopted a policy governing the pre-approval of all audit and permitted non-audit services performed by the Company’s independent auditors in order to ensure that the provision of such services does not impair the auditor’s independence from the Company and its management. Unless a type of service to be provided by the Company’s independent auditors has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services in excess of pre-approved fee levels will require specific pre-approval by the Audit Committee. In all pre-approval instances, the Audit Committee will consider whether such services are consistent with SEC rules on auditor independence.
     In its pre-approval policy, the Audit Committee has designated specific services that have the pre-approval of the Audit Committee (each of which is subject to pre-approved fee levels) and has classified these pre-approved services into one of four categories: Audit, Audit-Related, Tax and All Other. The term of any pre-approval is 12-months from the date of such pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will review the list of pre-approved services from time to time, based on subsequent determinations. Pre-approved fee levels for all services to be provided by the independent auditors will be established periodically from time to time by the Audit Committee. Any proposed services in excess of pre-approved costs levels will require specific pre-approval by the Audit Committee.
     Pursuant to its pre-approval policy, the Audit Committee may delegate its authority to grant pre-approvals to one or more of its members, and has currently delegated this authority to its Chairman. The decisions of the Chairman (or any other member(s) to who such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to management.

Compensation Committee Report
Executive Compensation Policy
     Philosophy. The Compensation Committee bases its executive compensation policy on the same principles that guide the Company in establishing all its compensation programs. The Company designs programs to attract, retain and motivate highly talented individuals at all levels of the organization. In particular:
•	The Company bases compensation on the level of job responsibility, individual performance and Company performance;

•	The Company reflects in its compensation the value of the job in the marketplace. To attract and retain a highly skilled work force, the Company must remain competitive with the pay of other premier employers who compete with the Company for talent; and

•	The Company develops and administers its compensation programs to foster the long-term focus required for success in the Company’s industry.
     The Company’s compensation program has historically consisted of both annual and long-term components in the form of stock options. The Company’s compensation program for fiscal 2005 consisted solely of annual compensation and the Company currently has no intention of issuing any additional stock options to employees, including executive officers.
     Methodology. The Company considers various factors to determine an individual’s compensation levels, which primarily include an individual’s level of responsibility, prior experience and the Company’s judgment as to individual performance. This information assists the Company in exercising judgment in establishing total compensation ranges. The Company does not assign these factors relative weights. Instead, the Company makes a subjective determination after considering all such factors collectively.
     The Company also compares, or benchmarks, its compensation programs with other companies in the sporting goods industry of comparable size and stature as the Company. The Company compares the executive compensation programs as a whole, and also compares the pay of individual executives if the Company believes the jobs are sufficiently similar to make the comparison meaningful.
     The Company uses the comparable data of other similar companies primarily to ensure the Company’s executive compensation program as a whole is within the broad middle range of comparative pay. The Company does not target a specific position in the range of comparative data for each individual or for each component of compensation. The Company establishes individual amounts in view of the comparative data and such other factors as level of responsibility, prior experience and the Company’s judgment as to individual performance. The Company does not apply formulas or assign these factors specific mathematical weights; instead, the Company exercises judgment and discretion.
Components of Executive Compensation for Fiscal 2005
     Base Salaries. The sole component of executive compensation for fiscal 2005 was the executive officer’s base salary. The Company determines base salaries based on Company and individual performance for the previous fiscal year and market conditions. As noted above, the Company considered comparable compensation data from other companies in the sporting goods industry to test for reasonableness and competitiveness of base salaries, but the Company also exercised subjective judgment in view of its compensation objectives. Our evaluation of base salaries and merit increases for executives is no different from those used for all employees.
     Cash Bonuses. The Company awarded a modest cash bonus to two executive officers based on their individual performance and to compensate those individuals for their additional responsibilities following the Company’s acquisitions in fiscal 2005.
     Chief Executive Officer Compensation for Fiscal 2005. In establishing Mr. Michael Blumenfeld’s compensation for fiscal 2005, the Company applied the principles outlined above in the same manner as they were applied to the other executives. We considered the Company’s performance, the Company’s growth and comparative compensation data of other companies in our industry. In addition and consistent with our annual process, Mr. Blumenfeld’s performance during fiscal 2005 was also considered. Under Mr. Blumenfeld’s leadership, the Company successfully completed three strategic acquisitions in fiscal 2005, which together with the Company’s organic growth, increased the Company’s operating revenues from approximately $40 million for fiscal 2004 to approximately $107 million for fiscal 2005. In recognition of Mr. Blumenfeld’s leadership in fiscal 2005, we increased his annual salary by 19% to $205,425. We did not pay Mr. Blumenfeld a cash bonus or grant him any stock options.
     Independent Consultant. The Company has retained an independent consultant to assist the Company with a review of its executive compensation programs and in setting our chief executive officer’s compensation. The independent consultant reports directly to the Compensation Committee. The Company believes the use of an independent consultant provides additional assurance that the Company’s compensation programs are reasonable and consistent with the Company’s objectives.
Deductibility Cap on Executive Compensation
     Under U.S. federal income tax law, the Company cannot take a tax deduction for certain compensation paid in excess of $1 million to its executive officers. However, performance-based compensation, as defined in the tax law, is fully deductible if the programs are approved by stockholders and meet other requirements. The Company’s policy is to qualify its incentive compensation programs for full corporate deductibility to the extent feasible and consistent with the Company’s overall compensation goals. The Company has taken steps to qualify its Stock Option Plan for full deductibility as “performance-based compensation.” The Company may in the future make payments that are not fully deductible if, in its judgment, such payments are necessary to achieve its compensation objectives and to protect stockholder interests.
Conclusion
     The Compensation Committee and the Board of Directors believe the caliber and motivation of all the Company’s employees, and especially the Company’s executive leadership, are essential to the Company’s performance. The Company’s goal is to adopt management compensation programs that contribute to its ability to differentiate the Company’s performance from others in the marketplace. The Company will continue to evolve and administer its compensation programs in a manner that it believes will be in stockholders’ interest and worthy of stockholder support.
     Members of the Compensation Committee:
Jeff Davidowitz
William H. Watkins, Jr.
Robert W. Hampton, Chairman

Certain Relationships and Related Party Transactions
Relationships with Officers and Directors
     On October 7, 2003, Michael J. Blumenfeld, the Company’s Chief Executive Officer, sold on a firm commitment basis directly to Roth Capital Partners, LLC, 1,000,000 warrants at a per warrant price of $1.95. Under the terms of the offering, Roth Capital immediately exercised the warrants and the Company issued 1,000,000 shares of its common stock directly to Roth Capital. Roth Capital sold these shares to institutional investors at a price of $6.95 per share. Collegiate Pacific received $5,000,000, before commissions and expenses, from the exercise of the warrants. The Company paid a commission to Roth Capital of $450,000 in connection with the sale of the warrants in the offering and the issuance to Roth Capital of the shares of common stock upon Roth Capital’s exercise of the warrants.
Additional Information
Proposals of Stockholders
     The Company currently intends to hold its next annual meeting in December 2006. Stockholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the fiscal 2007 Annual Meeting of Stockholders must submit the proposal to the Company at its principal executive offices no later than September 25, 2006. The proposal must be made in accordance with the provisions of Rule 14a-8 of the Securities Exchange Act. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.
     Stockholders who intend to present a proposal at the fiscal 2007 Annual Meeting of Stockholders without inclusion of such proposal in the Company’s proxy materials must, pursuant to our Bylaws, deliver a notice of such proposal by certified mail to the Secretary of Collegiate Pacific at its principal executive offices not less than 120 nor more than 150 days before the first anniversary of the date of this proxy statement. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
Annual Report on Form 10-KSB
     A copy of the fiscal 2005 Annual Report on Form 10-KSB is being distributed along with this Proxy Statement. In addition, if you send your request in writing to Collegiate Pacific Inc. c/o Secretary, 13950 Senlac Drive, Suite 100, Dallas, TX 75234, we will provide you, without charge, a copy of an Annual Report on Form 10-KSB filed with the Securities and Exchange Commission, or you can download a copy of our Annual Report on Form 10-KSB from our website, http://www.cpacsports.com. You can also download a copy of our Annual Report on Form 10-KSB from the Securities and Exchange Commission website, http://www.sec.gov. The Company will furnish a requesting stockholder with any exhibit not contained therein upon payment of a reasonable fee. The Annual Report does not constitute a part of the proxy solicitation materials.
Other Business
     The Board has no knowledge of any other matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters should properly come before the

Annual Meeting, it is the intention of the persons designated in the proxy to vote on them according to their best judgment.
     YOUR VOTE IS VERY IMPORTANT. THE BOARD ENCOURAGES YOU TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

By Order of the Board of Directors,

William R. Estill
Chief Financial Officer and Secretary

Dallas, Texas
January 26, 2006

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY
COLLEGIATE PACIFIC INC.
SOLICITED ON BEHALF OF THE COMPANY AND APPROVED BY THE BOARD OF DIRECTORS
The undersigned hereby constitutes and appoints Michael J. Blumenfeld and William R. Estill, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place, and stead of the undersigned, to appear at the fiscal 2006 Annual Meeting of Stockholders of Collegiate Pacific Inc. to be held on the 27th day of February 2006 (pursuant to the Notice of Annual Meeting dated January 2006 and accompanying proxy statement), and at any postponement or adjournment thereof, and to vote all of the shares of Collegiate Pacific Inc. that the undersigned is entitled to vote with all the powers and authority the undersigned would possess if personally present in accordance with the following instructions.
(Continued on reverse side)

COLLEGIATE PACIFIC INC.
Voting by telephone or Internet is quick, easy and immediate.As a Collegiate Pacific Inc. stockholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 6:00 p.m., Eastern Standard Time, on February 26, 2006.
Vote Your Proxy on the Internet:
www.continentalstock.com.
Have your proxy card available when you access the website. Follow the prompts to vote your shares.
Vote Your Proxy by Phone:
Call 1 (866) 894-0537.
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE
VOTING ELECTRONICALLY OR BY PHONE
Vote Your Proxy by Mail:
Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
FOLD AND DETACH HERE AND READ THE REVERSE SIDE

When properly executed, this Proxy will be voted in the manner directed herein by the undersigned Stockholder. If no direction is made, this Proxy will be voted for proposals 1, 2 and 3.

1.	ELECTION OF DIRECTORS	FOR all nomi-	WITHHOLD
		nees listed to the	AUTHORITY
NOMINEES:		left (except as	to vote for all
		marked to the	nominees listed
01.	Michael J. Blumsfeld,	contrary)	to the left
02.	Adam Blumsfeld,
03.	Jeff Davidowitz,	☐	☐
04.	William H. Watkins Jr.,
05.	Robert W. Hampton

INSTRUCTION: To withhold authority to vote for any individual nominee, write such individual’s name space provided below.

2.	Ratification of Grant Thornton LLP as independent auditor.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature(s) ___________________________________ Signature(s) _______________________________ Date ______________
Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.